UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 5, 2005
                                                ________________________________


                          Pre-Paid Legal Services, Inc.
________________________________________________________________________________
             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
________________________________________________________________________________
                 (State or Other Jurisdiction of Incorporation)


                    001-09293                        73-1016728
________________________________________________________________________________
           (Commission File Number)        (IRS Employer Identification No.)


        One Pre-Paid Way
            Ada, OK                                    74820
________________________________________________________________________________
(Address of Principal Executive Offices)            (Zip Code)


                                 (580) 436-1234
________________________________________________________________________________
              (Registrant's Telephone Number, Including Area Code)


________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On July 5, 2005, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its membership production and recruiting information for the three months ended June 30, 2005. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits

         The following exhibits are included with this report:

   Exhibit No.                              Description

       99.1         Company Press Release dated June 30, 2005


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                                   By:   /s/ Randy Harp
                                       _________________________________________
                                       Randy Harp, Chief Operating Officer

Date:  July 5, 2005

For Release 8:30 a.m. Eastern                       Company    Steve Williamson
Tuesday, July 5, 2005                               Contact:      (580) 436-1234

             PRE-PAID ANNOUNCES 2005 2nd QUARTER RECRUITING UP 408%
                           AND NEW MEMBERSHIPS UP 28%

     ADA, OK, July 5, 2005 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported new memberships produced and new sales associates enrolled for the 2005 second quarter. During the 2nd quarter of 2005, new sales associates enrolled increased 408% and represent the largest quarterly number of new recruits in our 33 year history, new memberships produced increased 28% while new membership fees written increased 31% and our active membership base increased 7% compared to the comparable period of the previous year.


     On a sequential quarterly basis, new associates enrolled increased 32%, new memberships produced increased 1%, new membership fees written increased 5% and our active membership base increased 3%, or 43,245 memberships, the largest quarterly increase in 3 years.

----------------------------------------------------------------------------------------- -----------------------------------------
                                                                                                     Three Months Ended
New Memberships:                                                                           6/30/2005     3/31/2005     6/30/2004
----------------                                                                           ---------     ---------     ---------
New legal service membership sales.....................................................       174,202       173,348       137,390
New "stand-alone" IDT membership sales.................................................         8,588         7,531         5,443
                                                                                          ------------   ----------    ----------
         Total new membership sales....................................................       182,790       180,879       142,833
                                                                                          ------------   ----------    ----------
New "add-on" IDT membership sales......................................................       116,723       103,777        77,802
Average Annual Membership fee..........................................................       $341.81       $331.48       $324.41
Active Memberships:
Active legal service memberships at end of period......................................     1,490,276     1,453,702     1,413,666
Active "stand-alone" IDT memberships at end of period (see note below).................        39,071        32,400        17,575
                                                                                           ------------   ----------    ----------
         Total active memberships at end of period.....................................     1,529,347     1,486,102     1,431,241
                                                                                          ------------   ----------    ----------
Active "add-on" IDT memberships at end of period (see note below)......................       397,749       337,868       201,713
New Sales Associates:
New sales associates recruited.........................................................        69,790        52,944        13,733
Average enrollment fee paid by new sales associates....................................        $51.45        $68.68       $229.54
Average Membership fee in force:
Average Annual Membership fee..........................................................       $281.91       $277.54       $269.25
Note - reflects 5,345 net transfers from "add-on" status to "stand-alone" status during the quarter
-----------------------------------------------------------------------------------------------------------------------------------


     Our total active membership fees in force increased approximately 11.9% during the last year and continues our trend of increasing our membership base and membership fees. Additionally, the membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) has increased for eight consecutive quarters from 67.6% as of June 30, 2003 to 72.3% for the latest 12 month period ended June 30, 2005.


     Our second quarter 2005 focus has been on both share repurchases and dividends. During the 2nd quarter, we returned $1.7 million to shareholders through the repurchase of 46,100 shares of common stock and $4.6 million in the form of a cash dividend.

     We anticipate announcing our 2005 second quarter financial results on July 25, 2005 after the market closes and hosting a conference call to discuss such results on July 27, 2005. Due to the 31% increase in new membership fees written during the second quarter of 2005 vs. the comparable 2004 quarter, we expect an increase in commission expense for the 2005 second quarter and a corresponding decline in earnings. Commission expense is recognized over the first month of a membership. There is no further commission expense recognized during the remainder of the advance period. Commissions paid to our sales force during the 2005 second quarter are the highest in our 33 year history.

     About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind because of the combination of outside vendors and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase significantly our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we may have material weaknesses in our internal control environment. Please refer to pages 38 and 39 of our 2004 Form 10-K and pages 8 and 9 of the Company's March 31, 2005 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release. ###